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                                                                      EXHIBIT 11
                         PROVIDENT AMERICAN CORPORATION
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE


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
(In thousands except per share data)

                                                    Three Months Ended        Nine Months Ended
                                                       September 30,             September 30,
                                                    1996           1995       1996           1995
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
Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:     $    746       $ (768)     $15,023      $ (1,974)
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WEIGHTED AVERAGE SHARES:
     Common stock                                    9,789        9,098        9,461         9,096
     Common stock equivalents applicable to
       stock options and warrants                    1,380            *        1,290              *
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          Total                                     11,169        9,098       10,751         9,096
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NET INCOME (LOSS) PER SHARE:                      $   0.07       $(0.08)     $  1.40      $  (0.22)
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Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:     $    746       $ (768)     $15,023      $ (1,974)
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WEIGHTED AVERAGE SHARES:
     Common stock                                    9,789        9,098        9,461         9,096
     Common stock equivalents applicable to
       stock options and warrants                    1,490             *       1,428              *
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          Total                                     11,279        9,098       10,889         9,096
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NET INCOME (LOSS) PER SHARE:                      $   0.07       $(0.08)     $  1.38      $  (0.22)
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* Anti-dilutive; therefore effects have been excluded.

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